UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): April 30, 2019 (April 30, 2019)

Comstock Holding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1886 METRO CENTER DRIVE, FOURTH FLOOR

RESTON, VIRGINIA 20190

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( See  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Master Transfer Agreement

On April 30, 2019, Comstock Holding Companies, Inc. (“CHCI” or the “Company”) entered into a Master Transfer Agreement (the “MTA”) with Comstock Development Services, LC (“CDS”), an entity wholly owned by Christopher Clemente, the Chief Executive Officer of CHCI, and FR54, LC (“FR54”), an entity also controlled by Mr. Clemente, that sets forth certain transactions to complete CHCI’s previously announced exit from the homebuilding and land development business in favor of a migration to an asset management model.

Pursuant to the MTA, CHCI transferred to CDS the management of and its Class A membership interests (“Class A Units”) in Comstock Investors X, L.C., (“Investors X”) the entity owning CHCI’s residual homebuilding operations; consisting of 28 housing units and 150 single family attached lots in development and their associated project level indebtedness, in exchange for the transfer of CDS’ Class B membership interests in Investors X, which entitle CHCI to priority distribution of distributable cash flow from Investor X’s projects (“Class B Units”). The Class B Units currently have a capital account balance of approximately Eighteen Million Five Hundred Thousand and No/100ths Dollars ($18,500,000) (the “Capital Account”).  As additional consideration for the transfer of the Class B Units, CHCI issued to CDS (i) 1,220,000 shares of the Company’s Series C Non-Convertible Preferred Stock, par value $0.01 per share, valued at a price of $5.00 per share for purposes of this transaction (“Series C Stock”), and (ii) 3,100,000 shares of the Company’s Class A common stock, par value $0.01 per share, valued at an above market price of $4.00 per share for purposes of this transaction.  Additionally, pursuant to the MTA, FR54 transferred to CHCI 579,158 shares of Series C Stock, which were immediately cancelled by CHCI, in exchange for the issuance of 723,947 newly issued shares of the Company’s Class A common stock valued at an above market price of $4.00 per share for purposes of the transaction.

For the consideration related to the transactions described in the MTA, the 2019 AMA and the Management Agreement (defined and described below) which were unanimously approved by the independent non-management directors, the Company considered and applied a valuation methodology associated with each of the following: (i) the Class A common stock and the Series C Stock issued as part of the transaction; utilizing a range of values applied in prior transactions involving the issuance of the Series C Stock and adjusting for a discount associated with its lack of marketability; (ii) the residual net cash flow proceeds of the homebuilding projects funding the Capital Account; and (iii) the material modifications made to the fee structure to the 2019 AMA.

The transactions set forth in the MTA result in CHCI’s immediate divestment of CHCI’s residual homebuilding assets and liabilities and retention of all residual net cash flow proceeds of the homebuilder projects funding the Capital Account.

The foregoing description of the material terms of the MTA is not exhaustive and is qualified in its entirety by reference to the full text of the MTA, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.

Amended and Restated Asset Management Agreement

On April 30, 2019, CDS Asset Management, L.C. (“CAM”), an entity wholly owned by CHCI, entered into an amended and restated master asset management agreement (the “2019 AMA”) with CDS, which amends and restates in its entirety the asset management agreement between the parties dated March 30, 2018 with an effective date as of January 1, 2018. Pursuant to the 2019 AMA, CDS will engage CAM to manage and administer CDS’ commercial real estate portfolio (“CRE Portfolio”) and the day to-day operations of CDS and each property-owning subsidiary of CDS (collectively, the “CDS Entities”). Pursuant to the terms of the 2019 AMA, CAM will provide investment advisory, development and asset management services necessary to build out, stabilize and manage the CRE Portfolio.  The CRE Portfolio consists primarily of two of the larger transit-oriented, mixed-use developments located at metro stops on Washington D.C. Metro’s Silver Line (Reston Station and Loudoun Station), which are owned by entities of varying ownership interests but all of which are ultimately controlled by Mr. Clemente.

Pursuant to the modified fee structure set forth in the 2019 AMA, CDS will pay CAM an annual fee equal to the greater of either (i) an aggregate amount equal to the sum of (a) an asset management fee equal to 2.5% of the CRE Portfolio revenues; (b) a construction management fee equal to 4% of all costs associated with CRE Portfolio projects in development; (c) a property management fee equal to 1% of the CRE Portfolio revenues, (d) an acquisition fee equal to up to 0.5% of the purchase price of an acquired asset; and (f) a disposition fee equal to 0.5% of the sales price of an asset on disposition (collectively the “Market Rate Fee”); or (ii) an aggregate amount equal to the sum of (x) the employment expenses of personnel dedicated to providing services to the CRE Portfolio pursuant to the 2019 AMA, (y) the costs and expenses of CHCI related to maintaining the listing of its shares on a securities exchange and complying with regulatory and reporting obligations of a public company, and (z) a fixed annual payment of $1,000,000 (collectively the “Cost Plus Fee”).

In addition to the annual payment of either the Market Rate Fee or the Cost Plus Fee; CAM is also entitled on an annual basis to the following supplemental AMA fees; (i) an incentive fee equal to 10% of the free cash flow of each of the real estate assets comprising the CRE Portfolio after calculating a compounding preferred return of 8% on CDS invested capital (the “Incentive Fee”); (ii) an investment origination fee equal to 1% of raised capital, (iii) a leasing fee equal to $1.00/sf for new leases and $.50/sf for renewals; and (iv) mutually agreeable loan origination fees related to the CRE Portfolio.

The 2019 AMA will terminate on December 31, 2027 (“Initial Term”), an extension from the original termination date of December 31, 2022, and will automatically renew for successive additional one-year terms (each an “Extension Term”) unless CDS delivers written notice of non-renewal of the 2019 AMA at least 180 days prior to the termination date of the Initial Term or any Extension Term. Twenty-four months after the effective date of the 2019 AMA, CDS is entitled to terminate the 2019 AMA without cause upon 180 days advance written notice to CAM. In the event of such a termination and in addition to the payment of any accrued annual fees due and payable as of the termination date under the 2019 AMA, CDS is required to pay a termination fee equal to (i) the Market Rate Fee or the Cost Plus Fee paid to CAM for the calendar year immediately preceding the termination, and (ii) a one-time payment of the Incentive Fee as if the CRE Portfolio were liquidated for fair market value as of the termination date; or the continued payment of the Incentive Fee as if a termination had not occurred.

The foregoing description of the material terms of the 2019 AMA is not exhaustive and is qualified in its entirety by reference to the full text of the 2019 AMA, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2019.

Business Management Agreement

On April 30, 2019, CAM entered into a Business Management Agreement (the “Management Agreement”) with Investors X whereby CAM will provide Investors X with asset and professional services related to the wind down of Investors X’s homebuilding operations and the continuation of services related to Investors X’s existing land development activities.  The aggregate fee payable to CAM from Investors X under the Management Agreement is $937,500, payable in fifteen quarterly installments of $62,500 each.

The foregoing description of the material terms of the Management Agreement is not exhaustive and is qualified in its entirety by reference to the full text of the Management Agreement, which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2019.

On April 30, 2019, the Company issued a press release announcing the entry into the MTA, the A&R AMA and the Management Agreement, which press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

The information pertaining to the MTA set forth in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.01.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Form 8-K with respect to the issuance of the shares of Class A common stock and the shares of Series C Stock pursuant to the MTA is incorporated herein by reference. The shares of Class A Common Stock and Series C Stock were issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

10.1Master Transfer Agreement dated April 30, 2019 by and among Comstock Holding Companies, Inc., Comstock Development Services, LC, and FR54, LC

99.1Press release dated April 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 30, 2019

COMSTOCK HOLDING COMPANIES, INC.

By:	/s/ Christopher Clemente
Christopher Clemente, Chief Executive Officer

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